EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
AND FISCAL YEAR ENDED SEPTEMBER 30, 2015

HAUPPAUGE, N.Y. - December 11, 2015 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of video management systems, today announced its financial results for the fourth quarter ended September 30, 2015.

Eric Fullerton, Vicon’s CEO said, “The Company completed its first fiscal year since its merger with IQinVision on August 29, 2014 and ended the year with improved financial results. The Company’s financial results for the quarter were in line with expectations for this historically strong seasonal period. Revenues increased 22% to $12.7 million compared with the prior year period, which included partially combined results.

“Revenue improvements were wholly attributable to our Americas market segment, while our EMEA market segment continued to feel the effects of weak European economies. The Company continues to drive an aggressive product and market development plan for fiscal 2016. As previously stated, Vicon management continues to strengthen relationships in its key sales channels, align its product offerings to better serve its markets and focus on growing new market segments.”

Mr. Fullerton concluded, “While we are pleased to close out fiscal 2015 with much improved operating results, we need to maintain our focus on ongoing market challenges and execution of key strategic initiatives.”

Fourth Quarter Fiscal 2015 Financial Results

The financial results for the fourth quarter of fiscal 2015 include the results of operations for IQinVision, Inc. for the full quarter as compared with only the post-acquisition period (August 29, 2014 to September 30, 2015) in the prior year quarter.

Revenues for the fourth quarter of fiscal 2015 increased 22% to $12.7 million as compared to $10.5 million in the fourth quarter of fiscal 2014. The $2.3 million increase in current quarter included a $2.6 million, or 32%, increase in sales in the Americas market and a $320,000, or 13%, decline in EMEA market sales. The addition of the IQinVision camera brands were a major contributor to the Americas revenues gains, while the EMEA market segment continued to be impacted by planned cost restructuring initiatives. Order intake for the current quarter increased $1.2 million to $11.0 million as compared to $9.8 million in the fourth quarter of fiscal 2014.

Gross profit margins for the fourth quarter of fiscal 2015 increased to 41.5% as compared to 30.4% in the fourth quarter of fiscal 2014. The prior year quarter included certain non-recurring inventory charges aggregating $593,000 or 5.7%. Excluding these impacts, current quarter margins improved by 5.4% due in part to contributions from the Company’s proprietary IQeye branded camera line.

Operating expenses for the fourth quarter of fiscal 2015 decreased $486,000 to $5.8 million compared to $6.2 million in the fourth quarter of fiscal 2014. The prior year quarter included $483,000 of merger related costs, $520,000 of severance charges relating to terminated employees and $300,000 of patent litigation expense. The periods presented are not otherwise comparative as the prior year quarter only included IQinVision post-acquisition expenses for the period of August 29, 2014 to September 30, 2014.

Net loss for the fourth quarter of fiscal 2015 was $467,000, or $.05 per basic and diluted share, as compared to a net loss of $3.1 million, or $.50 per basic and diluted share, in the fourth quarter of fiscal 2014. Adjusted non-GAAP net loss for the fourth quarter of fiscal year 2015 was $202,000, or $.02 per basic and diluted share, as compared to adjusted non-GAAP net loss of $1.7 million, or $.28 per basic and diluted share, in the fourth quarter of fiscal year 2014. Please refer to the presentation at the end of the table of operations for a reconciliation of our fourth quarter GAAP net loss to our adjusted non-GAAP net loss for such periods.

Net loss for fiscal year 2015 was $5.2 million, or $.57 per basic and diluted share, as compared to a net loss of $7.9 million, or $1.61 per basic and diluted share, for fiscal year 2014. Adjusted non-GAAP net loss for fiscal year 2015 was $4.2 million, or $.45 per basic and diluted share, as compared to adjusted non-GAAP net loss of $5.8 million, or $1.18 per basic and diluted share, for fiscal year 2014. Please refer to the presentation at the end of the table of operations for a reconciliation of our fiscal year GAAP net loss to our adjusted non-GAAP net loss for such periods.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our global restructuring plan expectations, (ii) our technology and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations

	(Unaudited)
	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net sales	$12,737,000	$10,476,000	$44,884,000	$34,878,000
Gross profit	5,287,000	3,183,000	17,646,000	12,154,000

Operating expenses:
Selling, general and administrative expense	4,457,000	3,694,000	17,662,000	13,549,000
Engineering and development expense	1,297,000	1,242,000	5,063,000	4,595,000
Merger and related expense	—	483,000	—	1,077,000
Restructuring charges	—	520,000	—	520,000
Patent litigation expense	—	300,000	—	300,000
Total operating expenses	5,754,000	6,239,000	22,725,000	20,041,000

Operating loss	(467,000)	(3,056,000)	(5,079,000)	(7,887,000)
Loss before income taxes	(467,000)	(3,106,000)	(5,218,000)	(7,925,000)
Income tax benefit	—	(24,000)	—	—
Net loss	$(467,000)	$(3,082,000)	$(5,218,000)	$(7,925,000)

Loss per share:
Basic	$(.05)	$(.50)	$(.57)	$(1.61)
Diluted	$(.05)	$(.50)	$(.57)	$(1.61)

Shares used in computing loss per share:
Basic	9,202,000	6,144,000	9,153,000	4,919,000
Diluted	9,202,000	6,144,000	9,153,000	4,919,000

The Company evaluates performance based on net loss and per share results excluding stock compensation expense, amortization of acquired intangible assets, restructuring charges and other non-recurring expenses, which it believes is useful to investors in evaluating ongoing results since they are either non-cash or non-recurring in nature. Reporting these adjusted results is not in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of reported net loss and related per share results to adjusted non-GAAP net loss and related per share results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP net loss	$(467,000)	$(3,082,000)	$(5,218,000)	$(7,925,000)
Adjusting items:
Stock compensation expense	157,000	59,000	625,000	155,000
Amortization of acquired intangible assets	108,000	35,000	432,000	35,000
Restructuring charges	—	520,000	—	520,000
Merger related costs	—	483,000	—	1,077,000
Patent litigation costs	—	300,000	—	300,000
Adjusted non-GAAP net loss	$(202,000)	$(1,685,000)	$(4,161,000)	$(5,838,000)

Net loss per share - diluted	$(.05)	$(.50)	$(.57)	$(1.61)
Adjusting items:
Stock compensation expense	.02	—	.07	.03
Amortization of acquired intangible assets	.01	.01	.05	.01
Restructuring charges	—	.08	—	.11
Merger related costs	—	.08	—	.22
Patent litigation costs	—	.05	—	.06
Adjusted non-GAAP net loss per share	$(.02)	$(.28)	$(.45)	$(1.18)

Diluted shares outstanding	9,202,000	6,144,000	9,153,000	4,919,000